UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2020

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400,	Rockville,	Maryland	20850
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:	(410)	522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2020, the board of directors (the “Board”) of Cerecor Inc. (the “Company”) appointed Gilla Kaplan, Ph.D. to the Board, effective immediately. Dr. Kaplan will serve as a director until the 2021 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Dr. Kaplan will serve on the newly formed Science and Technology Committee of the Board, which she will chair, along with Drs. Barer, Bruhn and Persson.

There are no arrangements or understandings between Dr. Kaplan and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Kaplan and any of the Company’s other directors or executive officers. Dr. Kaplan will be eligible for Board compensation pursuant to the Company’s Non-Employee Director Compensation Plan.

There are no related party transactions between Dr. Kaplan and the Company, and the Board believes that Dr. Kaplan satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 12, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: October 13, 2020	By:	/s/ Christopher Sullivan
Christopher Sullivan
Interim Chief Financial Officer

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